UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2020

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 14, 2020, The Brink’s Company (the “Company”) completed a further portion of its previously announced acquisition of the majority of the cash operations of U.K-based G4S plc ("G4S"), pursuant to the Stock Purchase Agreements, dated as of February 26, 2020 (the “Stock Purchase Agreements”), between the Company and G4S.

Pursuant to the terms of the Stock Purchase Agreements, the Company, through one of more of its subsidiaries or affiliates, acquired UAB “G4S Cash Solutions”, representing G4S cash operations in Lithuania, G4S Cash Solutions Holding (Estonia) AS, G4S Cash Solutions (Estonia) OU, and AS G4S Cash Services Latvia, for approximately $59,148,000.

The foregoing description of the Stock Purchase Agreements is qualified in its entirety by reference to the Stock Purchase Agreements, which were filed as Exhibits 2.1 and 2.2 to the Company’s Current Report on Form 8-K filed on March 3, 2020.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The historical financial statements required by Item 9.01(a) of Form 8-K were filed with an amendment to the Company’s Current Report on Form 8-K, filed on April 10, 2020. The amendment was filed on Form 8-K/A on July 13, 2020.

(b)	Pro Forma Combined Financial Information

The historical financial statements required by Item 9.01(b) of Form 8-K were filed with an amendment to the Company’s Current Report on Form 8-K, filed on April 10, 2020. The amendment was filed on Form 8-K/A on July 13, 2020.

(c)	Exhibits

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: September 18, 2020	By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Executive Vice President and
Chief Financial Officer

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